Electronic Software Distribution Agreement





This agreement is made and entered into on March 8th, 1999 by and between Digital River, Inc., its successors or assigns, 9625 West 76th Street Eden Prairie, Minnesota 55344 ("DR") and the Millennium Software, Inc registered office at 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121 a corporation, hereafter referred to as "Vendor", with its principal office at 2277 Lawson Avenue, West Vancouver BC V7V 2E3 Canada.


BACKGROUND

a. Vendor is the Owner of all rights (or has a license to sell) to the Software as defined hereunder.
b. Vendor desires to enter into an Agreement with the DR to allow DR to distribute the Software.
c.   DR desires to obtain the right to distribute the Software.;

NOW THEREFORE, the parties hereby agree as follows:

1.DEFINITIONS

a. Software: the executable object code for the Vendor's software identified on Exhibit A, including all subsequent versions thereof provided to the DR pursuant to this Agreement.
b. Documentation: all computer readable and/or printed instructions, manuals and other materials normally provided from time to time by Vendor to End Users for use of the Software, and all subsequent versions thereof provided to DR pursuant to this Agreement.
c. End-User License Agreement (EULA): the computer readable license agreement provided by Vendor that governs the use of the Product by End Users, and which is to be included with each copy of the Product sold by DR hereunder.
d. DR Materials: computer readable materials provided by DR for inclusion in an electronic package containing the Software, Documentation, and EULA, which materials have been approved by Vendor.
e. Product: a copy of the Software, Documentation, EULA and DR Materials, if any, packaged in computer readable form together for electronic delivery on www.digitalriver.com (or equivalent) and/or in tangible packaged form for delivery in accordance with this Agreement, as identified on Exhibit A.
f. End User: person(s) or organization(s) that acquire a Product for use rather than resale or distribution.
g. Vendor Trademarks: the trademarks, trade names and logos used by Vendor in connection with the product.
h. Territory: all countries in the world except (i) countries to which export or re-export of any Product, of the direct products of any Product is prohibited by the United States law without first obtaining the permission of the United States Office of Export Administration or its successors, and
     (ii) countries that may be hereafter explicitly excluded pursuant to the terms of this Agreement.
i.   Dealer: person(s) or organization(s) that resell the Products.
j.   Site: the Vendor's World Wide Web Site
k.   Host Sales: sales of the Products originating from the Site.
l. Channel Sales: sales of the Product originating from a source other that the Site.

Electronic Software Distribution Agreement (Exhibit 10.0 continued)

m. Transaction: the processing at one time of a payment made by an End User, which processing of payment may include more than one (1) Product.

2. LICENSE

a.   Vendor hereby grants DR, within the Territory, a license and right to:
     1. Reproduce and distribute the Product in computer readable form to the End Users and/or Dealers;
     2. Package the Product in a computer readable form reasonably specified by Vendor;
     3. Utilize the Vendor Trademarks in connection with the replication of the Product, packaging and distribution of the Product, in a manner reasonably specified by Vendor; and
     4.   Distribute  in  tangible  form the  Product  to the End  Users  and/or
          Dealers.
b. DR acknowledges that the Software and Documentation are the property of Vendor or its licensors and that DR has no rights in the foregoing except for encryption software supplied by DR, if any, and those expressly granted by this Agreement.
c. Under no circumstances shall the provisions of this Agreement be deemed to require DR to engage in any activities in connection with the distribution of the Products that could, in the reasonable discretion of DR, result in a financial loss to DR or result in an unacceptably small level of profitability for DR.

3. VENDOR'S GENERAL OBLIGATIONS

a. Vendor shall deliver the current version of the Product to DR immediately following execution of this Agreement. Vendor will provide DR with:
     (i)  copies of the Software on master diskettes,
     (ii) Product specification information in a single file, self extracting archive format, or in another mutually agreeable computer readable form that can be reproduced by DR,
     (iii)Documentation in a computer readable form mutually agreeable to the parties that can be reproduced by DR, and
     (iv) all the items and materials specified in the "Requirements Checklist" on Exhibit B.
b. Vendor shall provide DR with computer readable copies and/or tangible packaged Products containing all new releases, updates, or revisions of the Software and Documentation within a reasonable time after each such release is made generally available by Vendor. Vendor will notify DR of its plans for each new release, update, or revision of the Product to DR in sufficient quantities on or before the date it is offered to any other distributor.
c. For Products are listed on Exhibit A as Host Sales, Vendor shall provide a hypertext link to www.digitalriver.com (Or equivalent) on the Site (the
     Link) where Product may be purchased by End-User from DR. Vendor agrees to prominently display the Link and use readable efforts to promote the Link on Site. Vendor agrees that no other hypertext link for sale of the Products will be placed on the Site or elsewhere without the prior written consent of DR.
d. If Vendor makes any modifications, updates, or enhancements (the Improvements) to the Product, Vendor will offer the Improvements for distribution by DR on terms substantially equivalent to those provided in this Agreement. In the event that Vendor develops or acquires any new products, Vendor agrees to give DR the right of first refusal for distribution of these products on the Site and as provided for in this

Electronic Software Distribution Agreement (Exhibit 10.0 continued)

    Agreement with respect to the Products.

e. Vendor shall furnish an EULA in computer readable form to DR which is to be included with each copy of the Products sold by DR hereunder. Vendor's linking of the Site to www.digitalriver.com (or equivalent) shall constitute approval of the EULA DR is delivering as part of the Product.
f. Vendor shall provide all support and be fully responsible for all warranty obligations relating to the Product. Such support and warranty shall be in accordance with Vendor's then-current published software support policy, or, in the absence of such a policy in a reasonable manner.
g. Vendor shall provide DR, without charge, such technological information, current maintenance documentation, and telephone assistance as is necessary to enable DR to effectively reproduce, electronically package, and distribute the Products as provided for in this Agreement.

4. WARRANTIES

a. Vendor represents and warrants that it has the right and authority to enter into this Agreement and to grant DR the rights to the Software and Documentation granted in this Agreement.
b. Vendor represents and warrants to DR that the Vendor has all rights, title, and interest in the software and Documentation or has obtained the right to grant to DR the license set forth in this Agreement. As of the execution date of this Agreement, Vendor represents and warrants that to the best of Vendor's knowledge the Product does not infringe upon or misappropriate the proprietary rights of any other person or organization.
c. DR represents and warrants that it has the right and authority to enter into this Agreement.

d. DR represents and warrants that it will use its best efforts to accurately replicate the Product.

e. DR represents and warrants that except for encryption software, if any, supplied by DR, the products will not be altered by DR.

5. INITIALIZATION FEE Vendor agrees to pay DR the Initialization Fee specified on Exhibit A. Vendor agrees to allow DR to offset the unpaid Initialization Fee against any or all other amounts owing to Vendor by DR under this Agreement. Product available from Vendor will be installed on DR's server upon fulfillment of other obligations pursuant to this Agreement. The Initialization Fee includes normal price changes and version updates. All programming and other changes made after initial site setup excluding normal price changes, product addition and version updates will be charged to Vendor at One Hundred Dollars ($100.00) per hour (Site Maintenance). Vendor agrees to pay the billed Site Maintenance charges within thirty (30) days from the date of billing. In the event that Site Maintenance is not paid for within thirty (30) days of billing, Vendor agrees to allow DR to offset the unpaid Site Maintenance against any or all other amount owing to Vendor by DR under this Agreement.

6. PROCESSING AND PAYMENTS

     Sales activities shall be processed, and payments shall be made in accordance with the provisions specified on Exhibit C.

7. ORDERS BY MEANS OTHER THAN FROM SITE


     The Vendor shall be charged (written)($ . ) for each order taken for the Products by means including, but not limited to, orders taken

     Electronic Software Distribution Agreement (Exhibit 10.0 continued)

by telephone, email, facsimile transmission or by means other than from the Site, which amount shall, as applicable, be invoiced to the Vendor by DR, or deducted from payments made by DR to the Vendor.

8. RECORDS
 DR and Vendor agree to maintain adequate books and records relating to the distribution of the Products to end Users and Dealers, including without limitation, books, records, and tax returns relating to returns, refunds, and sales and use taxes. Such books and records shall be available at the principal office of each party for inspection by the other party or its representative during normal business hours, for the purpose of determining the accuracy of the payments required to be made pursuant to the provisions of this Agreement. Each party shall have the right to conduct such an audit upon twenty (20) days advance written notice not more than twice each year. In the event that such an audit discloses an underpayment which is greater than five percent (5%), then the party responsible for the underpayment shall pay the underpayment and reasonable costs of such audit, otherwise the party requesting the audit shall pay the costs of such audit.

9. DELIVERY OF PRODUCTS

     As specified in Exhibit A, DR and/or Vendor shall be responsible for making digital and/or tangible delivery of the Products as follows:

a. The following provisions shall apply to any Products listed on Exhibit A for which digital delivery is to be made by DR:

     1. Within twenty-four (24) hours after receipt of an order from an End User, DR shall make digital delivery of the Products available to the End User.

b. The following provisions will apply to any Products listed on Exhibit A for which tangible delivery is to be made by DR:

     1. The Vendor shall provided DR with an inventory of the Products to be held on consignment and used by DR to fulfill orders for the Products. DR shall be responsible for the delivery of the Products to the End Users at the locations designed by the End User.
     2. The Products shall be delivered to DR prepackaged and ready for shipment and delivery to the End User. The Vendor shall be solely responsible for the shipment of the Products to DR and shall be solely responsible for all costs and expenses associated with any such shipments. The Vendor shall bear the entire risk of loss or damage to the Products during shipments to or from DR.
     3. Within fifteen (15) days after the date of this Agreement, the Vendor shall provide DR with such consigned quantities of the Products as may be mutually agreed upon in writing by DR and the Vendor. On a periodic basis, DR shall provide an inventory detail to Vendor showing the current inventory of the Products, Periodically, DR will issue consignment purchase orders for the estimated needs of the Product to be tangibly delivered. The Vendor shall be responsible for making prompt delivery of the Products to DR.

     4. All Shipments of Product to DR will be clearly labeled with DR's purchase order number on the outside of the box. If DR is tracking serial numbers for the Products, Vendor will provide with each shipment of the Product a complete list of the serial numbers of the Product enclosed in the box.
     5. DR shall have no liability of any kind whatsoever as a result of a delay in the delivery of the Products by Vendor, or the delivery of Products to DR in non-conforming condition, Upon the termination of this Agreement, at the Vendor's sole cost and expense, the unsold inventory of the Products shall be returned to the Vendor.

c. The following provisions shall apply to any Products listed on exhibit A for which digital or tangible delivery is to be made by Vendor:

     1. The Vendor shall maintain an inventory of the Products to be used by Vendor to fulfill orders for tangible delivery of products.
     2. On a daily basis, by electronic and/or facsimile transmission, DR shall notify Vendor about the number of orders for the Products made the previous day (the Order Notification). The Order Notification shall contain the names and delivery addresses (including, as applicable, electronic delivery addresses) of the End Users; the names, serial numbers, and quantity of the Products sold to particular End Users; and the manner of the delivery to such End Users (whether digital or tangible delivery).
     3. Vendor shall be responsible for making digital or tangible delivery, as applicable, of all Products to the End Users and Dealers identified in the Order Notifications, and shall be responsible for all risk of loss of, or damage to the Products during digital or tangible delivery to the End Users. Vendor shall, as specified in the Order Notification, make digital delivery or tangible shipment to the End User of all the Products within twenty-four (24) hours after receipt of the Order Notifications.
     4. Vendor shall develop, establish, and maintain such delivery systems and procedures as may, in the discretion of DR, be necessary ensure that the Products are promptly and correctly delivered, and which enable DR and Vendor to immediately determine the status of the Products during delivery. On a daily basis, by electronic and/or facsimile transmission, Vendor shall provide a report to DR which provides information about the digital deliveries and tangible shipments of the Products made the previous day (the Shipment Reports). The Shipment Reports shall contain the names, and delivery addresses (including, as applicable, electronic delivery addresses) of the End Users or Dealers to whom the Products have been digitally delivered or tangibly shipped; the form of delivery(whether digital or tangible delivery); the name, address, and telephone number of carriers (in case of tangible shipment); confirmation numbers; package tracking information; and any other information that may from time to time be requested by the Company.

10. MARKETING PAYMENTS

     If Exhibit D has been initialed by the parties and attached to this Agreement, Vendor, and DR agree to the marketing payments and marketing activities provided for on Exhibit D.

11. CUSTOMER SERVICE

   DR's policy is to provide End User's with a thirty (30) day right to return Products for a refund of the purchase price paid by the End User, Returns and refunds may be made in the discretion of DR. This policy is subject to modification from time to time in the discretion of DR. To the extent the Vendor's return policies are consistent with those of DR then in effect, DR shall cooperate and assist the Vendor and End Users with respect to Product Returns.

12. CONFIDENTIALITY

a. Each party agrees that all binary code, inventions, algorithms, know-how ideas, and all other business, technical and financial information it obtains from the other party constitutes the confidential property of the disclosing party (confidential Information). Except as expressly permitted in this Agreement, the receiving party will hold in confidence and not use or disclose any Confidential Information and shall similarly bind its employee and agents. The receiving party shall not be obligated under this Section with respect to information the receiving party can document that:

     1. is or has become readily available to the public through no fault of the receiving party or its employees or agents; or
     2. is received without restriction from another person or organization lawfully in possession of such information and lawfully empowered to disclose such information;
     3. was rightfully in the possession of the receiving party without restriction prior to its disclosure by the disclosing party; or

     4. is independently developed by the receiving party or its employees or agents without access to the other disclosing party's similar Confidential Information. Each party's obligation with respect to Confidential Information shall continue for the shorter of three (3) years from date of termination of this Agreement or until one of the above enumerated conditions becomes applicable. Each party acknowledges that its breach pf this Section would cause irreparable injury to the other for which monetary damages are not adequate remedy. Accordingly, a party will be entitled to injunctive relief and other equitable remedies in the event of a breach of the terms of this Agreement. b. DR agrees no to: (i) disassemble, decompile, or otherwise reverse engineer the Software, or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Software; or (ii) take any action contrary to EULA except as allowed under this Agreement.

13. VENDOR TRADEMARKS

a. DR acknowledges that the Vendor Trademarks are trademarks owned or licensed solely and exclusively by Vendor, DR agrees to use the Vendor Trademarks only in the form and manner and with appropriate legends as prescribed by Vendor. All use of Vendor Trademarks shall inure to the benefit of Vendor.
b. DR shall not remove, alter, cover, or obfuscate any copyright notice or other proprietary rights notice placed in or on the Products by Vendor.

14. INDEMNIFICATION

a. Vendor shall defend, indemnify, and hold DR and its successors and assigns harmless from and against any and all liabilities, losses, damages, costs, and expenses (including without limitation, reasonable legal fees and expenses) associated with or incurred as a result of any claim, action, or proceeding instituted against DR and its successors and assigned arising out of or relating to the acts or failure to act of the Vendor, or any of its affiliated companies, agents, employees or other related parties under this Agreement including, without limitation, action, claims, or proceedings related to:

     (i)  Vendor's performance of its obligations under this Agreement,
     (ii) the breach by Vendor of any pf the terms of this Agreement or any of the representation and warranties contained herein;

     Electronic Software Distribution Agreement (Exhibit 10.0 continued)

     (iii)the actual or alleged infringement of any proprietary rights arising out of DR's duplication, sale, distribution, or other use of the Product pursuant to this Agreement; or (iv) in the event the Vendor is obligated to sales or use tax payments pursuant to the provisions of Exhibit C, any obligation or liability of DR and its successors and assigns to make use tax payments in any state indicated in Exhibit C or otherwise.
b. DR shall indemnify and hold Vendor harmless from and against any and all liabilities, losses, damages, costs, and expenses (including reasonable legal fees and expenses) associated with or incurred as a result of any claim action, or proceeding instituted against Vendor resulting from DR's improper or unauthorized replication, packaging, marketing, distribution, or installation of the Product, or the breach by DR of any of the terms of this Agreement or any of the representations and warranties contained herein.
c. If either Vendor or DR receives notice or knowledge of a claim as described above, it will promptly notify the other party in writing and give the other party all necessary information and assistance and the exclusive authority to evaluate, defend, and settle such claim.

15. LIMITATION OF LIABILITY The total liability of DR (including its employees, agents, and Dealers) for all claims, whether in contract, tort (including negligence and product liability) or otherwise, arising out of, connected with, or resulting from the distribution of the Products or the provisions of this Agreement shall not exceed the net amount realized by DR hereunder. IN NO EVENT SHALL DR BE LIABLE FOR ANY LOSS OF DATA, LOST PROFITS, OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES, EVEN IF DR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

16. TERM AND TERMINATION

a. This Agreement will continue un effect for two (2) years from the date hereof (Initial Term). This Agreement will be automatically renewed for successive additional one (1) year terms (each, a Renewal Term) unless terminated by either party upon ninety (90) days written notice prior to the expiration of the Initial Term and Renewal Term.

b. This Agreement may be terminated by a party immediately by written notice to the other party upon the occurrence of any of the following events: (i) If the other party ceases to do business, or otherwise substantially terminates its business operations; (ii) If the other party shall fail to promptly secure or renew any license registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days; (iii) If the other party materially breaches any provision of this Agreement and fails to fully cure such breach within thirty (30) days of written notice describing the breach; or (iv) If the other party becomes insolvent or seeks protection under any bankruptcy laws, creditor's arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within ninety
     (90) days.
c. Upon termination of this Agreement for any reason, DR will immediately cease distribution of the Product. The termination of this Agreement shall not in any respect whatsoever affect a party's obligation to make payments to the other party in connection with the distribution of Products that occurred prior to the termination of this Agreement.
d. Termination by either party will not affect the rights of any End User under the terms of the EULA.

17. GENERAL PROVISIONS

a. This Agreement many not be assigned by Vendor or transferred by operation of law to any other person or organization without the express written approval of DR. DR shall be entitled to assign this Agreement in the event of a merger, acquisition, joint venture, or a sale of substantially all of its assets or business, or any similar transaction.
b. All notices and demands hereunder shall be in writing and shall be served by personal delivery, nationally-recognized express courier, or by certified mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices and demands shall be deemed given upon the earlier of receipt, two (2) days after deposit with a nationally-recognized express courier; or five (5) days after deposit in the mail.
c. This Agreement shall be governed by and construed in accordance with the substantive laws of the state of Minnesota.
d. Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as provided in the Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.
e. The indemnification and confidentiality obligations set forth in the Agreement and any other provision which by its sense and context is appropriate, shall survive the termination of this Agreement by either party for any reason.
f. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or in any of the provisions of this Agreement.
g. All exhibits to this Agreement are incorporated herein by reference and made part of this Agreement.
h. No provisions in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of the Agreement shall be binding, unless executed in writing by a duty authorized representative of each party to this Agreement.
i. DR shall not be in breach of the Agreement in the event it is unable to perform its obligations under this Agreement as a result of natural disaster, was, emergency conditions, labor strike, the failure or substantial failure of the Internet, or other reasons or conditions beyond its reasonable control.

j. The parties have read this Agreement and agree to bound by its terms and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject thereof. No representation or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

     Electronic Software Distribution Agreement (Exhibit 10.0 continued)

 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

DR:                                    Vendor:

Digital River, Inc.                    Millennium Software, Inc.



Signature:                             Signature: /s/ Anthony Bigwood
          -----------------------      ---------------------------------
Name & Title:                          Name & Title: A.M. Bigwood, Pres.
                                                     and CEO

Date: 3/24/99                             Date: March 8th 1999

     Electronic Software Distribution Agreement (Exhibit 10.0 continued)

                             EXHIBIT A Defined Terms

As used in this Agreement, the following terms shall have the meanings ascribed to them below, and shall have application to the Products and DR and the Vendor, as applicable, as indicated in the following table:

The term "Advertised Price" shall mean the price at which the product will be initially sold for Host Sales.

The term "Discount Percentage" shall mean the percent by which the Advertised Price is reduced.

The term "Margin Payment" shall mean the Dollar amount of the Discounted Percentage, which, as applicable, shall be retained by or paid by DR.

The term "Percentage Cost" shall mean an amount equal to the Advertised Price minus the Margin Payment, and which shall be payable by DR to Vendor for each copy of a Product sold to an End User in a Host Sale.

The term "Fee" shall mean the amount indicated, which shall be payable to DR for each Transaction.

The term "Responsible for Delivery" shall mean the party responsible for delivering the Products to End Users.

The term "Method of Delivery" shall mean the manner in which the Products are delivered to End Users, either digitally or tangibly.

The term "Distribution Cost" shall mean the amount indicated, which is the amount DR shall pay Vendor for each Product sold in a Channel Sale and which shall not in any event be an amount more than the amount for which the Vendor sells the same Product to any other person or organization.

     Electronic Software Distribution Agreement (Exhibit 10.0 continued)

Product Information

Please fill out the following template for each Product.

Product name (50 characters maximum):        CHECKMYLOANS2000

Vendor Name (up to 36 characters):           MILLENNIUM SOFTWARE, INC

If product is for tangible delivery by
  DR, shipping weight:                       NOT GREATER THAN 75 GRAMS WEIGHT

Product Categories (up to 3)                 PERSONAL SOFTWARE

Does this Product include electronic
  documentation? (Y/N)                       ON LINE FILES WILL BE RESIDENT ON
                                             OUR WEB SITE
Does this Product include online help?
  (Y/N)                                      YES

What is the platform for this Product?       Win95/98 & NT

What is the vendor part number of this
 product?                                     CL #1

Will DR distribute serial numbers? (Y/N)      NO

Does this Product have an export ban? (Y/N)   NO

If yes, to which countries is export
  Restricted or banned?                       N/A

     Electronic Software Distribution Agreement (Exhibit 10.0 continued)

                                    EXHIBIT C
                             Processing and Payments


For each copy of a product sold and delivered to an End User, DR shall be responsible for the following processing of payments made by End Users
(including amounts for sales or use taxes). Amounts collected by DR shall be deposited in an account established, owned, and maintained by DR. DR shall be solely responsible for the payment of any and all credit card transaction fees. DR shall be solely responsible for the preparation and filing of any sales or use tax returns, and the payments of any and all sales or use taxes, together with any and all related interest and penalties.

Within thirty (30) days after the end of each calendar month, by electronic and/or facsimile transmission, DR shall contain the names and delivery addresses of the End Users, and names, Vendor Product numbers, and quantity pf the Products sold to particular End Users. Within thirty (30) days after the end of each calendar month, DR shall, as indicated, in Exhibit A, pay Percentage Costs and Distribution Costs to the Vendor based on the number of Products for which DR processed payment during the immediately preceding calendar month. Any payment or part of a payment hereunder, which is not paid when due shall bear interest at the rate of 1.5% per month from its due date until paid. DR acknowledges that it shall bear the risk associated with unauthorized returns of Vendor products and credit card charge-backs in connection with the distribution of the Vendors products as contemplated by this Agreement. Under no circumstances shall DR be obligated to pay any Percentage Costs or Distribution Costs in connection with any activities that are deemed to be fraudulent or criminal. DR shall use its best efforts to screen for, detect, prevent and take such other actions as it deems reasonably necessary to prevent fraudulent activity. The existence of fraud, or the possibility of the existence of fraud shall be determined in the sole discretion of DR, and DR may, at it deems appropriate under the circumstances. During the pendency of any such payment to the Vendor of the Percentage Costs and Distribution Costs associated with such inquiries and investigations. The payment of percentage Costs and Distribution Costs shall be subject to adjustment by DR based on Product returns and refunds paid to End Users.